Q4 and Full Year 2016 Results Conference Call March 1, 2017 Exhibit 99.2

2 Safe Harbor Statement and Non-GAAP Financial Measures This presentation contains forward-looking statements, including statements regarding future growth, plans and performance. All forward- looking statements contained in this presentation involve risks and uncertainties. The Company’s actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the factors set forth under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “vision,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company has based these forward-looking statements on its current expectations and projections about future events. Although the Company believes that the expectations underlying any of its forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected. All forward-looking statements included in this presentation are expressly qualified in their entirety by these cautionary statements. The Company cautions readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that the Company may consider immaterial or does not anticipate at this time. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations may prove correct. The Company’s expectations reflected in its forward-looking statements can be affected by inaccurate assumptions it might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning the Company and its business, including factors that potentially could materially affect its financial results or condition or relationships with customers and potential customers, may emerge from time to time. The Company assumes no, and it specifically disclaims any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. The Company advises investors, however, to consult any further disclosures it makes on related subjects in our periodic reports that it files with or furnishes to the SEC. This presentation includes the following non-GAAP financial measures : Gross Cash Generated and Net Cash Generated from Customer Contracting Activities (on a historical basis), and Adjusted EBITDA (on a projected basis). Please refer to the Appendix located at the end of this presentation for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

3 2016 Highlights  Financial Results  Significant bottom-line improvement in 2H’16 versus 1H’16  Company re-launch  Rebranded company in January 2017  On track for relisting in 1H’17  Renewal and expansion of Ascension agreement  Started onboarding first tranche in mid-2016  Deployment office set up as a strategic capability  Intermountain Healthcare renewal  Second-largest R1 customer – improved visibility to forecast  PAS Improvement  Gained market share in addition to organic growth  Cost structure alignment  Annualized cost savings of approximately $16 million

4 2017 Goals 1. Complete next phase of re-launch – relisting on NASDAQ  On track for 1H’17 listing on NASDAQ  Expect to know exact timing in the next few weeks 2. Successful onboarding of Ascension  Tracking well relative to overall targets  Completed employee transitions at Current Book Ministries in late 2016  Transitioned the work of 700+ employees from Additional Book Ministries (ABMs) in 2017  Deployment of remaining R1 Performance Stack elements for tranche-1 ABMs expected in Q2  Tranche-2 ABMs begin onboarding in mid-2017  Expect meaningful contribution to top-line starting in Q2 3. New Customer Growth  New General Manager of Commercial Services in place  Results-driven marketing; we have compelling proof points of our capabilities  Revenue cycle complexity continues to increase ; no change in tone of conversations with prospects

5 Overview of Non-GAAP Measures* We currently use two non-GAAP measures to supplement GAAP measures Gross Cash Generated from Customer Contracting Activities GAAP revenue plus change in deferred customer billings Net Cash Generated from Customer Contracting Activities GAAP net income before interest expense, taxes, depreciation and amortization expense, share-based compensation, and certain non-recurring items, plus change in deferred customer billings * See Appendix for important information regarding non-GAAP measures Adoption of new accounting standard as of 1/1/17 will simplify our financial reporting starting Q1’17

6 Q4’16 non-GAAP Results – Q/Q and Y/Y Comparison ($ in millions) 4Q’16 3Q’16 4Q’15 Key change driver(s) Gross Cash Generated $69.8 $59.7 $72.7 • Ascension CBM employees onboarded in Q4 • Customer attrition y/y • PAS growth q/q and y/y Cost of Services $58.1 $43.6 $35.5 • Onboarding of Ascension CBM employees to R1 SG&A $12.1 $12.6 $10.2 • June 2016 restructuring, offset in part by re-launch expenses • Lower incentive compensation in 4Q’15 Net Cash Generated ($0.4) $3.6 $27.0 • Combination of above reasons

7 2016 vs. 2015 Results (non-GAAP) ($ in millions) 2016 2015 y/y chg. Key change driver(s) Gross Cash Generated $208.7 $230.2 -9.3% • Customer attrition and change in scope of services for certain customers • Offset in part by Ascension CBM onboarding Cost of Services $184.1 $154.2 19.4% • Onboarding of Ascension CBM employees to R1 SG&A $51.5 $49.6 3.8% • $3 million executive severance, offset by cost reduction efforts Net Cash Generated ($26.8) $26.4 N/A • Combination of above reasons

8 Additional Commentary  Cash balance of $183 million as of 12/31/16, incl. restricted cash  Down $20 million from 9/30/16, due to $28 million reduction in working capital (customer liabilities), partly offset by change in accrued compensation and benefits  Expect further $10-15 million reduction in working capital related to customer liabilities in 2017  Share repurchases  Repurchased $0.36 million worth of shares in Q4’16  Continue to repurchase shares in Q1’17  Remediated material weaknesses in internal controls

9 2017 Guidance ($ in millions) 2017 Revenue $400 - $425 GAAP Operating Income ($25) – ($30) Adjusted EBITDA* $0 - $5 * Adjusted EBITDA is calculated as GAAP operating income plus depreciation and amortization expense, share-based compensation expense, and severance and other costs.

10 2020 Outlook ($ in millions) 2020 Revenue $700 - $900 GAAP Operating Income $75 - $105 Adjusted EBITDA* $105 - $135 * Adjusted EBITDA is calculated as GAAP operating income plus depreciation and amortization expense, share-based compensation expense, and severance and other costs.

11 Appendix

12 Use of Non-GAAP Financial Measures  In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial measures, which are included in this presentation on a projected basis. These include Gross Cash Generated from Customer Contracting Activities, Net Cash Generated from Customer Contracting Activities, and adjusted EBITDA. Our Board and management team use these non-GAAP measures as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations; and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation plans for employees.  Gross Cash Generated from Customer Contracting Activities is defined as GAAP net services revenue, plus the change in deferred customer billings. Accordingly, Gross Cash Generated from Customer Contracting Activities is the sum of (i) invoiced or accrued net operating fees, (ii) cash collections on incentive fees and (iii) other services fees. Net Cash Generated from Customer Contracting Activities reflects non-GAAP adjusted EBITDA and the change in deferred customer billings. The Company anticipates that it will no longer report Gross Cash Generated from Customer Contracting Activities and Net Cash Generated from Customer Contracting Activities once it adopts the new revenue recognition accounting standard in 2017.  Adjusted EBITDA is defined as net income before net interest income (expense), income tax provision, depreciation and amortization expense, share-based compensation, transaction-related expenses, reorganization-related expenses and certain other items. The use of adjusted EBITDA to measure operating and financial performance is limited by our revenue recognition criteria, pursuant to which GAAP net services revenue is recognized at the end of a contract or other contractual agreement event. Adjusted EBITDA does not adequately match corresponding cash flows from customer contracting activities. As a result, the Company uses Gross and Net Cash Generated from Customer Contracting Activities to better compare cash flows to operating performance.  Deferred customer billings include the portion of both (i) invoiced or accrued net operating fees and (ii) cash collections of incentive fees, in each case, that have not met our revenue recognition criteria. Deferred customer billings are included in the detail of our customer liabilities balance in the consolidated balance sheet available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.  These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Reconciliation of GAAP net services revenue to non-GAAP Gross Cash Generated from Customer Contracting Activities

$ in thousands	Three Months Ended December 31,		2016 vs. 2015 Change		Year Ended December 31,		2016 vs. 2015 Change	
	2016	2015	Amount	%	2016	2015	Amount	%
Consolidated Statement of Operations Data:								
RCM services: net operating fees	$68,589	$46,832	$21,757	46.5%	$368,848	$66,234	$302,614	456.9%
RCM services: incentive fees	24,780	11,289	13,491	119.5%	191,317	20,311	171,006	841.9%
RCM services: other	8,030	6,790	1,240	18.3%	16,322	16,381	(59)	-0.4%
Other services fees	4,758	3,430	1,328	38.7%	16,070	14,313	1,757	12.3%
Total net services revenue	106,157	68,341	37,816	55.3%	592,557	117,239	475,318	405.4%
Change in deferred customer billings	(318,059)	4,337	(322,396)	unfav.	(383,864)	112,938	(496,802)	unfav.
Gross cash generated from customer contracting activities	**$69,835**	**$72,678**	**($284,580)**	**-391.6%**	**$208,693**	**$230,177**	**($21,484)**	**-9.3%**
Components of Gross Cash Generated from Customer Contracting Activities:								
RCM services: net operating fee	$55,713	$34,424	$21,289	61.8%	$150,527	$123,185	$27,342	22.2%
RCM services: incentive fee	5,309	20,155	(14,846)	-73.7%	29,112	67,656	(38,544)	-57.0%
RCM services: other	4,056	14,669	(10,613)	-72.3%	12,985	25,023	(12,038)	-48.1%
Total RCM services fees	65,078	69,248	(4,170)	-6.0%	192,624	215,864	(23,240)	-10.8%
Other services fees	4,757	3,430	1,327	38.7%	16,069	14,313	1,756	12.3%
Gross cash generated from customer contracting activities	**$69,835**	**$72,678**	**($2,843)**	**-3.9%**	**$208,693**	**$230,177**	**($21,484)**	**-9.3%**

* fav. - Favorable

unfav. – Unfavorable

R1 13

14 Reconciliation of GAAP net income (loss) to non-GAAP Net Cash Generated from Customer Contracting Activities * fav. - Favorable unfav. – Unfavorable $ in thousands Three Months Ended December 31, 2016 vs. 2015 Change Year Ended December 31, 2016 vs. 2015 Change 2016 2015 Amount % 2016 2015 Amount % Net income (loss) $13,126 $5,447 $7,679 141.0% $177,071 ($84,256) $261,327 -310.2% Net interest income (110) (84) (26) 31.0% (297) (231) (66) 28.6% Income tax provision (benefit) 14,493 5,555 8,938 160.9% 121,127 (51,557) 172,684 -334.9% Depreciation and amortization expense 2,893 1,906 987 51.8% 10,198 8,462 1,736 20.5% Share-based compensation expense 4,659 6,353 (1,694) -26.7% 28,102 31,671 (3,569) -11.3% Other 829 3,493 (2,664) -76.3% 20,822 9,343 11,479 122.9% Adjusted EBITDA 35,890 22,670 13,220 58.3% 357,023 (86,568) 443,591 -512.4% Change in deferred customer billings (36,322) 4,337 (40,659) unfav. (383,864) 112,938 (496,802) unfav. Net cash generated from customer contracting activities ($432) $27,007 ($27,439) unfav. ($26,841) $26,370 ($53,211) unfav.

15 Share-Based Compensation and D&A Expense included within Operating Expenses Three Months Ended December 31, Year Ended December 31, 2016 2015 2016 2015 Cost of services $1,333 $1,452 $6,137 $7,208 Selling, general and administrative $3,326 4,901 21,965 24,463 Other $0 — 1,828 — Total share-based compensation expense $4,659 $6,353 $29,930 $31,671 Three Months Ended December 31, Year Ended December 31, 2016 2015 2016 2015 Cost of services $2,620 $1,737 $9,492 $7,536 Selling, general and administrative $273 169 706 926 Total depreciation and amortization $2,893 $1,906 $10,198 $8,462 Share-Based Compensation Expense Allocation Details Depreciation and Amortization Expense Allocation Details $ in thousands $ in thousands

16 Condensed Consolidated non-GAAP Financial Information Three Months Ended December 31, Year Ended December 31, 2016 2015 2016 2015 GAAP net services revenue $106,157 $68,341 $592,557 $117,239 Increase/(decrease) in deferred customer billings (36,322) 4,337 (383,864) 112,938 Gross cash generated from customer contracting activities 69,835 72,678 208,693 230,177 Operating Expenses1: Cost of services 58,126 35,504 184,068 154,233 Selling, general and administrative 12,141 10,167 51,466 49,574 Sub-total 70,267 45,671 235,534 203,807 Net cash generated from customer contracting activities ($432) $27,007 ($26,841) $26,370 Net cash generated margin -0.6% 37.2% -12.9% 11.5% $ in thousands 1Excludes share-based compensation, depreciation and amortization, and other costs

17 Reconciliation GAAP Operating Income Guidance to non-GAAP Adjusted EBITDA Guidance $ in millions 2017 2020 GAAP Operating Income Guidance ($25) - ($30) $75 - $105 Plus: Depreciation and amortization expense ~$13 $10- $15 Share-based compensation expense ~$13 $10- $15 Severance and other costs ~$5 ~$5 Adjusted EBITDA guidance $0 - $5 $105 - $135